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                            Conectiv Thermal Systems,
                                      Inc.

                                    20.2

                           Certificate of Amendment of
                      Certificate of Incorporation Changing
                          the Name to Conectiv Thermal
                                  Systems, Inc.
                               Filed March 2. 1998
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

    Atlantic Thermal Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of Atlantic Thermal Systems, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     The name of the corporation is: Conectiv Thermal Systems, Inc.

     SECOND:That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, said Atlantic Thermal Systems, Inc. has caused this certificate to be signed by Frank E. DiCola, its President this 27 day of February, 1998.

                                          Atlantic Thermal Systems,
                                          Inc.

                                       By___________________________________
                                            Title: President